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                                                                EXHIBIT 99(a)(i)
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                                  WPP GROUP plc

                                       AND

                                 CITIBANK, N.A.,
                                  AS DEPOSITARY

                                       AND

               HOLDERS AND BENEFICIAL OWNERS FROM TIME TO TIME OF
                                    AMERICAN
                               DEPOSITARY RECEIPTS



                        --------------------------------
                                 AMENDMENT NO. 2


                                       TO


                     AMENDED AND RESTATED DEPOSIT AGREEMENT




                           DATED AS OF _________, 2000

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            AMENDMENT NO. 2 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

         AMENDMENT NO. 2 TO AMENDED AND RESTATED DEPOSIT AGREEMENT, is made as of __________, 2000 (the "Amendment"), by and among WPP GROUP plc, a corporation organized and existing under the laws of England (the "Company"), CITIBANK, N.A., a national banking association organized under the laws of the United States of America and acting solely as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued under the Deposit Agreement.

                         W I T N E S S E T H   T H A T

         WHEREAS, the parties hereto entered into that certain Amended and Restated Deposit Agreement, dated as of October 24, 1995, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November 9, 1999 (the "Deposit Agreement"), for the creation of American Depositary Receipts ("ADRs") evidencing American Depositary Shares ("ADSs") representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of such ADRs evidencing such ADSs;

         WHEREAS, the Company desires to amend Section 5.06 of the Deposit Agreement and, as a result, desires to amend the Deposit Agreement to reflect such change; and

         WHEREAS, pursuant to Section 6.01 of the Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Deposit Agreement for the purposes set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. DEFINITIONS. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.


                                   ARTICLE II

                         AMENDMENTS TO DEPOSIT AGREEMENT

         SECTION 2.01. DEPOSIT AGREEMENT. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Amended and Restated Deposit Agreement, dated as of October 24, 1995, as amended by


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Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of November
9, 1999, and as further amended by this Amendment.

         SECTION 2.02. AMENDMENT OF SECTION 5.06. The second paragraph of
Section 5.06 of the Deposit Agreement is hereby amended, as of the Effective Date (as defined herein), by substituting for the first sentence of that paragraph the following sentences:

         The Company agrees to promptly deliver to the Depositary a sufficient number of copies to mail or make generally available to holders of Receipts on the same basis as holders of Shares or other Deposited Securities, or on such other basis as the Company advises the Depositary may be additionally required by any applicable law, regulation or stock exchange requirement, any notices, reports or other communications mailed or otherwise made generally available by or at the request of the Company to holders of Shares or other Deposited Securities. To the extent that the Company delivers copies of any such notice, report or other communication to the Depositary, (x) the Depositary will arrange for the mailing to Holders of Receipts, at the Company's expense, of copies of any such notice, report or other communication mailed by or at the request of the Company to holders of Shares or other Deposited Securities; or, (y) if any such notice, report or other communication is made generally available to holders of Shares or other Deposited Securities other than by mailing, the Depositary will arrange, at the Company's expense, to make copies thereof available to holders of Receipts on a similar basis or on such other basis as the Company advises the Depositary may be additionally required by any applicable law, regulation or stock exchange requirement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.01. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

         (a) this Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and,

         (b) in order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in England, neither of such agreements need



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         to be filed or recorded with any court or other authority in England, nor does any stamp or similar tax need to be paid in England on or in respect of such agreements; and,

         (c) all of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.01. EFFECTIVE DATE. This Amendment is dated as of the date set forth above and shall be effective as of such date (the "Effective Date").

         SECTION 4.02. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

         SECTION 4.03. RATIFICATION. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.


                                    WPP GROUP plc, as Company

                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------


                                    CITIBANK, N.A., as Depositary

                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Title:
                                          ----------------------------


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